EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2017-C1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wolfchase Galleria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wolfchase Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Midwest Industrial Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Midwest Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Midwest Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Midwest Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Midwest Industrial Portfolio Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Midwest Industrial Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Midwest Industrial Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Midwest Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the State Farm Data Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the State Farm Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the State Farm Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the State Farm Data Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the State Farm Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Summit Birmingham Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Summit Birmingham Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Birmingham Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for The Summit Birmingham Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Summit Birmingham Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Summit Birmingham Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Summit Birmingham Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Summit Birmingham Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Center West Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Center West Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Center West Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Center West Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Center West Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Center West Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Center West Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Center West Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Connecticut Financial Center Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Connecticut Financial Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Connecticut Financial Center Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Connecticut Financial Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Connecticut Financial Center Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Connecticut Financial Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Connecticut Financial Center Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Connecticut Financial Center Mortgage Loan.

Dated: March 19, 2019

/s/ Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)